                                                                    EXHIBIT 10.5
                                                                    ------------

                       SEPARATION AGREEMENT AND RELEASE
                       --------------------------------


This Agreement sets forth the terms agreed upon between Entrust, Inc., and you, Alberto Yepez, with respect to your separation from Entrust, Inc. These terms are as follows:

1. As used in this Agreement, the term "ENTRUST" and/or the "Company" shall mean Entrust, Inc., its parent, subsidiaries (including enCommerce, Inc.), affiliates, successors, assigns, and all past and present officers, directors and agents (in their individual and representative capacities) of ENTRUST.

2. We have mutually agreed that your employment as Co-Chief Executive Officer of the Company and President, Entrust New Ventures, would end with the close of business on Friday, June 8, 2001 (the "Separation Date"). Provided that you comply with all material terms of this Agreement, as of the Separation Date and continuing through August 10, 2001, you will be retained as a Consultant to provide strategic advice including without limitation, transitional assistance in the form of advice, assistance or information related to your former job duties, to ENTRUST's executive team upon request ("the Consultancy Period"). In exchange for these consulting services, ENTRUST will pay you a fee of $42,403.62. 50% of this fee will be payable on July 6, 2001 and 50% on August 10, 2001.

3. All of your ENTRUST company-provided benefits terminated upon the Separation Date, except that ENTRUST's group health, dental and vision coverage shall continue through June 30, 2001. You may elect to continue health, dental and vision coverage after that time under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

4. Within five (5) days following your return to the Company of an executed agreement and the expiration of the seven (7) day revocation period without revocation by you, the Company shall make the following severance payments:

         i.) $112,500.00, less all applicable taxes and withholdings, reflecting 6 months of base pay at your salary at the Separation Date; and
         ii.) an additional payment of $67,500.00, less all applicable taxes and withholdings.

         In addition, should you elect COBRA coverage, ENTRUST will pay an amount equivalent to the cost of your current coverage for a period of six
    (6) months from the expiration of regular group coverage on June 30, 2001.

5. Whether or not you execute this letter agreement, you will receive compensation of $37,289.43, reflecting 344.72 hours of earned but untaken vacation accrued through June 8, 2001. As with any of the payments to be made under this Agreement, ENTRUST shall deduct all applicable federal, state and local tax withholdings from this payment.

6. You acknowledge and represent that a time period of twenty-one (21) calendar days has been provided to you to consider the subject matter of this Agreement and its release of claims, and that the Company has advised you to consult with an attorney of your choice prior to signing this Agreement. In addition, you acknowledge that you will have seven (7) calendar days following the execution of this document to revoke this Agreement by written notice. To be valid, the letter of revocation must be received by Mr. Jeff Bearrows, Vice President, Human Resources, Entrust, Inc., 4975 Preston Park Blvd., Suite 400, Plano, TX 75093, not later than the close of business of the seventh (7th) calendar day after you sign this Agreement. This Agreement will take effect eight (8) days after both parties have signed, unless revoked by you within seven (7) days after the date the Agreement was signed by you.

7. With respect to your stock option grants, 50% of the unvested stock option grants under either of the ENTRUST Amended and Restated 1996 Stock Incentive Plan shall vest as of the Separation Date. Thereafter, the other 50% of the unvested stock option grants under either of the ENTRUST Amended and Restated 1996 Stock Incentive Plan shall continue to vest so long as you are an eligible participant, i.e., so long as you are a director of the Company.
                             ----
    You will have the right to exercise any vested options for up to three (3) months after ceasing to be an eligible participant.

8. As a consultant, you must seek prior approval before incurring any expenses on behalf of ENTRUST. You shall reconcile and settle, as soon as possible, and in no event later than July 15, 2001, any expenses incurred by you in connection with ENTRUST business for which you were entitled to reimbursement during your employment.

9. You agree that unless you are under a subpoena or court order to do so, with the exception of discrimination claims, filed before the relevant state agencies, you will not counsel, assist or cooperate with any attorneys or their clients in the presentation or prosecution of any dispute, grievance, claim, charge, or complaint by any third party against the Company or against any officer, director, employee, agent, representative, shareholder or attorney of the Company, without having obtained the consent of the Company. Once consent has been obtained, you agree to permit a representative of ENTRUST to be present at any discussion with the third party or that party's attorney(s) regarding such presentation or prosecution. In addition, you agree to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within five (5) business days of its receipt, a copy of such subpoena or legal discovery device to the Company. Finally, with regard to the pending class action lawsuit referred to as In re Entrust Securities Litigation, No. 2-00-CV-119-TJW (E.D.
          -----------------------------------
    Tex.)("the Class Action"), you agree that, with the exception of discussions with your own attorney(s), your spouse, or the current directors or officers of ENTRUST, you will also refrain from discussing or making statements regarding issues raised in the Class Action with any third party.

10. You agree that for a period of six (6) months from the Separation Date, you shall not either directly or indirectly, solicit or actively recruit or attempt to solicit or actively recruit any of ENTRUST'S employees to leave their employment, or directly or indirectly solicit or contact or attempt to solicit or contact for the purpose of offering competing products or services, ENTRUST'S clients, customers, accounts or prospective clients, customers or accounts of ENTRUST which were contacted, solicited or served by the Company during the period of your employment.

11. You hereby acknowledge that during your employment with ENTRUST and through your continuing service as a director, you had and will have access to private and confidential information concerning ENTRUST's business and financial affairs ("Proprietary Information"). This Proprietary Information is and shall be the exclusive property of the Company. By way of illustration, Proprietary Information may include inventions, products, processes, methods, plans, projects, research data, financial data, personnel data, software, and customer and supplier lists. You agree that you will not disclose any Proprietary Information to others outside the Company or use the same for any purpose at any time, unless and until such Proprietary Information has become public knowledge without fault by you. You also agree that these obligations extend to information and records supplied by customers or suppliers of the Company or other third parties which became known to you during the course of your association with the Company.

12. The parties agree to treat the terms of this Agreement as confidential and not to disclose them to any third party except as required by law or as necessary to their accountants, financial advisors or legal counsel. In the event that the parties discuss this Agreement with any of the aforementioned individuals, it shall be each party's duty, responsibility and obligation to advise said individual(s) of the confidential nature of this Agreement.

13. You hereby warrant that you have returned to ENTRUST any and all property of ENTRUST and/or its affiliates currently in your possession and/or subject to your control, including all files and records in whatever format, except that during the Consultancy Period, you may retain possession of the computer previously supplied to you by the Company.

14. For a three (3) year period following the Separation Date, whether or not you remain a director, you agree to cooperate to the best of your ability with the Company in its defense or prosecution of any claims or actions which have been brought or may be brought in the future against or on behalf of the Company or its affiliates relating to events or occurrences that transpired during your employment with the Company, including but not limited to, offering and explaining evidence and providing sworn statements(s), deposition testimony and trial testimony as may be deemed necessary by ENTRUST. If it is necessary for you to travel or provide testimony in fulfilling your obligation to cooperate, ENTRUST shall reimburse you for authorized reasonable travel expenses including, but not limited to, transportation, lodging and meals, and to the extent reasonable, for wages lost directly as a result of your cooperation, subject to the submission of adequate documentation.

15. You agree that the foregoing consideration represents settlement in full of all outstanding obligations owed to you by ENTRUST. In addition, on your own behalf, and on behalf of your respective heirs, family members, executors, and assigns, you hereby fully and forever release ENTRUST and its officers, directors, agents, investors, shareholders, administrators, attorneys, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns (the "Released Parties"), from all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, contracts, agreements, promises, doings, omissions, damages, liabilities and expenses, of every kind and nature which you ever had against the Released Parties, whether presently known or unknown, suspected or unsuspected, that you may possess arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement including, without limi tation: any and all claims relating to or arising from your employment relationship with the Company and the termination of that relationship; any and all claims relating to, or arising from, your right to purchase, or actual purchase of shares of stock of the Company, and claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code (S) 201, et seq. and (S) 970, et seq.; the Texas Employment Discrimination Law, Tex. Lab. Code Ann. (S)21.001 et seq.; any and all claims for violation of the federal, or any state, constitution; any and all claims arising out of any other laws and regulations relating to employment or employment discrimination, including claims of retaliation; any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by you as a result of this Agreement; and any and all claims for attorneys' fees and costs. This release shall not be construed as releasing the Company from any obligations it may have under this Agreement. You acknowledge and agree that any breach of any provision of this Agreement shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover the severance benefits provided to you under this Agreement.

        The Company hereby fully, forever and irrevocably releases, remises and discharges you, your representatives, agents, assigns and attorneys from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, contracts, agreements, promises, doings, omissions, damages, liabilities and expenses (including attorneys' fees and costs) of every kind and nature which it ever had or now has against you, your agents, representatives, assigns or attorneys, whether presently known or unknown, suspected or unsuspected, that it may possess arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement, with the sole exception that the Company shall retain its right to seek relief or remedies, including damages, for wrongful acts taken by you in your capacity as co-CEO of the Company which the Company does not know or should not have known at this time due to your deliberate misrepresentations, and which result in significant harm to the Company. This release shall not be construed as releasing you from any obligations you may have under this Agreement.

16. BOTH PARTIES ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND SECTION 1542 OF THE CALIFORNIA CIVIL CODE WHICH READS AS FOLLOWS: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF

    KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." BOTH PARTIES HEREBY EXPRESSLY WAIVE AND RELINQUISH ALL RIGHTS AND BENEFITS UNDER THAT SECTION AND ANY LAW OF ANY JURISDICTION OF SIMILAR EFFECT WITH RESPECT TO THE RELEASE OF ANY CLAIMS EACH MAY HAVE AGAINST THE OTHER.

17. YOU ACKNOWLEDGE THAT YOU HAVE READ THIS SEPARATION AGREEMENT / RELEASE AND THAT YOU UNDERSTAND ALL OF ITS TERMS AND EXECUTE IT VOLUNTARILY WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF. FURTHER, YOU ACKNOWLEDGE THAT YOU HAVE HAD AN ADEQUATE OPPORTUNITY TO REVIEW AND CONSIDER THE TERMS OF THIS SEPARATION AGREEMENT AND RELEASE, INCLUDING, AT YOUR DISCRETION, THE RIGHT TO DISCUSS THIS DOCUMENT WITH LEGAL COUNSEL OF YOUR CHOICE. FINALLY, YOU HEREBY ACKNOWLEDGE THAT YOU INTEND TO GRANT TO COMPANY A FULL AND FINAL RELEASE AS SET FORTH HEREIN.

18. This settlement and release constitutes a compromise of disputed claims and is not to be construed as an admission of fault, liability or responsibility by either party.

19. Except as expressly provided to the contrary or as precluded by operation of law, this Agreement shall be binding upon, and inure to the benefit of, the parties and their heirs, administrators, affiliates, officers, directors, representatives, executors, successors, and assigns, and its enforceability shall not be challenged by such individuals.

20. The terms and conditions of this Agreement will be open for your review and consideration through the close of business on June 22, 2001. If you have not returned an executed copy of this Agreement by facsimile or an original to Mr. Jeff Bearrows, at the address referenced in paragraph 6 of this Agreement, by the close of business by or on June 22, 2001, then the terms and conditions set forth in this Agreement shall be withdrawn as of that time and date.

21. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and there are no promises, understandings or representations other than those set forth herein. This Agreement may be modified only with a written instrument duly executed by each of the parties. This Agreement supercedes all other agreements or understanding with respect to your employment with respect to the subject matter hereof, except that your obligations under the Employment, Confidential Information and Invention Assignment Agreement which you executed on May 5, 1997, shall continue in full force and effect.

22. The parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The parties agree that the prevailing party in any arbitration shall be entitled to enforce the arbitration award in any court of competent jurisdiction. The parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs. This section 22 will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to your obligations under this Agreement and the agreements incorporated herein by reference.

23. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice of law principles.

24. If any provision of this Agreement shall be determined to be invalid, illegal, or unenforceable, in whole or in part, neither the validity of the remaining parts of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby. In lieu of such invalid, illegal, or unenforceable provision, this Agreement shall be automatically reformed and construed to include provisions as similar in terms to such invalid, illegal, or unenforceable provision as may be possible so as to be valid, legal, and enforceable.

25. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, intending to be legally bound, and of their own free act and will, the parties set their hand and seal to this Agreement.


ENTRUST, Inc.                                     Alberto Yepez


By: /s/ Jeff Bearrows                             /s/ Alberto Yepez
    ---------------------------------------       ----------------------------
    B. Jeff Bearrows
    Vice President and Chief People Officer

Date: 6/28/01                                     Date: 6/19/2001
     --------------------------------------            -----------------------